UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2023 (September 25, 2023)

WILLSCOT MOBILE MINI HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3420194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4646 E. Van Buren St., Suite 400
Phoenix, Arizona 85008

(Address, including zip code, of principal executive offices)

(480) 894-6311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 25, 2023, Williams Scotsman, Inc., a Maryland corporation (“WSI”) and indirect subsidiary of WillScot Mobile Mini Holdings Corp., a Delaware corporation (the “Company”), WSI’s parent, Williams Scotsman Holdings Corp., a Delaware corporation (“Holdings”), and certain of WSI’s direct and indirect subsidiaries (together with Holdings, collectively, the “Guarantors”) entered into an Indenture (the “Indenture”) among WSI, the Guarantors and Deutsche Bank Trust Company Americas, as trustee, governing the terms of $500 million aggregate principal amount of WSI’s 7.375% Senior Secured Notes due 2031 (the “Notes”).

Interest and Maturity

The Notes will mature on October 1, 2031, and interest is payable on the Notes semiannually in cash in arrears on each April 1 and October 1 prior thereto. The first interest payment date for the Notes will be April 1, 2024. The Notes are fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Guarantors.

Guarantees and Security

The Notes are unconditionally guaranteed on a senior secured basis by the Guarantors. The Company is not a guarantor of the Notes. WSI and the Guarantors are borrowers or guarantors under a senior secured asset-based revolving credit facility (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Facility”) by and among WSI, the Guarantors, Bank of America, N.A., as administrative agent and collateral agent, and the other lenders named therein. To the extent the lenders under the ABL Facility release any Guarantor’s guarantee of the obligations in respect of the ABL Facility, such Guarantor will also be released from its guarantee obligations in respect of the Notes. The Notes and the guarantees of the Notes by the Guarantors are secured by a second-priority security interest in substantially all of the assets of WSI and the Guarantors (subject to customary exclusions).

Optional Redemption

At any time prior to October 1, 2026, WSI may redeem up to 40% of the aggregate principal amount of the outstanding Notes with an amount equal to proceeds from any equity offering at a redemption price equal to 107.375% plus accrued and unpaid interest, if any, to but not including the redemption date.

In addition, at any time prior to October 1, 2026, WSI may redeem up to 10% of the aggregate principal amount of the outstanding Notes during each 12-month period commencing with the issue date at a redemption price in cash equal to 103% of their outstanding principal amount, plus accrued and unpaid interest, if any, to but not including the redemption date. At any time prior to October 1, 2026, WSI may redeem all or part of the Notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium and accrued and unpaid interest.

On and after October 1, 2026, WSI may redeem the Notes, in whole or in part, at the redemption prices expressed as percentages of principal amount of the Notes to be redeemed set forth below plus accrued and unpaid interest to but not including the applicable redemption date, subject to the holders’ right to receive interest due on an interest payment date falling on or prior to the redemption date, if redeemed during the twelve-month period beginning on October 1 of each of the years set forth below.

Year	Redemption Price
2026	103.688%
2027	101.844%
2028 and thereafter	100.000%

Change of Control

Upon the occurrence of a Change of Control (as defined in the Indenture), WSI will be required to make an offer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each holder’s Notes at a price in cash equal to 101% of the principal amount of the Notes tendered, plus any accrued and unpaid interest to the date of purchase.

Certain Covenants

The Indenture restricts WSI’s ability and the ability of certain of its subsidiaries to: (i) incur or guarantee additional debt or issue certain types of equity interests; (ii) pay dividends or distributions on, or redeem, repurchase or repurchase its capital stock; (iii) transfer or sell assets; (iv) make certain investments; (v) incur liens; (vi) enter into agreements that restrict dividends or other payments from its Restricted Subsidiaries (as defined in the Indenture) to WSI or any Restricted Subsidiary; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) enter into transactions with affiliates; (ix) enter into any sale and leaseback transactions; and (x) create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. At any time when the Notes are rated investment grade by at least two of Moody’s Investors Service, Inc., Fitch Ratings, Inc. or Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc., many of these covenants will terminate.

Events of Default

The Indenture provides that each of the following is an Event of Default:

•	default in the payment when due of the principal of, or premium, if any, on the Notes;
•	default for 30 days in the payment when due of interest on the Notes;

•
failure by WSI to comply with its obligations to offer to purchase or purchase notes when required pursuant to the change of control or asset sale provisions of the Indenture or its failure to comply with the covenant relating to merger, consolidation or sale of assets;

•
any Note Guarantee (as defined in the Indenture) of any Significant Subsidiary (as defined in the Indenture) (or any group of Restricted Subsidiaries (as defined in the Indenture) that, taken together, would constitute a Significant Subsidiary) is held to be unenforceable or invalid in a judicial proceeding or is denied or disaffirmed by any person acting on behalf of any Guarantor;

•	failure by WSI for 120 days after notice to comply with its reporting obligations under the Indenture;
•	failure by WSI for 60 days after notice to comply with any of the other agreements in the Indenture;
•
payment defaults with respect to other indebtedness of WSI and any of its Restricted Subsidiaries and certain accelerations with respect to other indebtedness of WSI and its Restricted Subsidiaries in the aggregate principal amount of 100.0 million or more;

•
failure by WSI or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) to pay certain final judgments aggregating in excess of $100.0 million, which are not covered by indemnities or third-party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 60 consecutive days; and

•
certain events of bankruptcy or insolvency with respect to WSI or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of September 25, 2023, by and among WSI, the Guarantors and Deutsche Bank Trust Company Americas, as trustee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WillScot Mobile Mini Holdings Corp.

Date: September 28, 2023	By:	/s/ Hezron Timothy Lopez
Name: Hezron Timothy Lopez
Title: Executive Vice President, Chief Legal & Compliance Officer & ESG